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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNITED PAN-EUROPE COMMUNICATIONS N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

UNITED PAN-EUROPE COMMUNICATIONS N.V.
Boeing Avenue 53
1119 PE Schiphol Rijk, The Netherlands

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 28, 2003

To the Shareholders:

        An Extraordinary General Meeting of the Shareholders of United Pan-Europe Communications N.V. (the "Company"), a public company organized under the laws of The Netherlands, will be held at the Okura Hotel, Ferdinand, Bolstraat 333, Amsterdam, The Netherlands, on Thursday, August 28, 2003 at 11:00 a.m., local time, for the following purposes:

  1.
  To amend the Company' articles of association; and

  2.
  To transact such other business as may properly come before the Extraordinary Meeting or any adjournment(s) thereof.

        A copy of the Dutch text of the proposed Amendment and a list of shareholders entitled to vote at the Extraordinary Meeting are open for inspection at the offices of the Company, located at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands, by registered shareholders and other persons entitled to attend meetings of shareholders of the Company. Such copies will be open for inspection from the date hereof until the close of the Extraordinary Meeting.

        Holders of record of the Company's ordinary shares A, priority shares and preference shares A at the close of business on July 16, 2003, the record date of the meeting, will be entitled to notice of and to vote at the Extraordinary Meeting. Shares can only be voted at the meeting if the holder is present or represented by proxy.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE EXTRAORDINARY MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE EXTRAORDINARY MEETING AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

By Order of the Board of Management

Anton M. Tuijten Board of Management Member and General Counsel

[July 25], 2003
Amsterdam, The Netherlands

UNITED PAN-EUROPE COMMUNICATIONS N.V.
Boeing Avenue 53
1119 PE Schiphol Rijk, The Netherlands

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors (the "Supervisory Board") of United Pan-Europe Communications N.V. (the "Company" or "UPC") for use at an Extraordinary General Meeting of the Shareholders of the Company (the "Extraordinary Meeting") to be held at the Okura Hotel, Ferdinand, Bolstraat 333, Amsterdam, The Netherlands, on Thursday, August 28, 2003 at 11:00 a.m., local time, and at any adjournments of that meeting. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Extraordinary Meeting in accordance with the directions noted thereon, or, if no directions are indicated, it will be voted in favor of the proposals described in this Proxy Statement. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

        The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board (each a "Supervisory Director"), officers and regular employees of the Company may solicit proxies in person or by facsimile, telex, telephone or similar means. No director, officer or employee will receive additional compensation for these activities. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of the shares entitled to vote at the meeting.

        At the close of business on July 16, 2003, the record date for the determination of shareholders entitled to notice of and to vote at the Extraordianary Meeting, there were 443,417,525 ordinary shares A outstanding, each of which is entitled to 1 vote, 300 priority shares outstanding, each of which is entitled to 1 vote, and 12, 400 Series 1 Class A preference shares A outstanding, each of which is entitled to 100 votes. The ordinary shares A, priority shares and preference shares are the only classes of capital stock of the Company outstanding and entitled to notice of and to vote at the Extraordinary Meeting. Adoption of all matters to be voted on shall require the vote of a majority of the votes cast at the meeting in person or by proxy. Shareholders of the Company may vote in favor of or against the proposal. Abstentions, broker non-votes and invalid votes will not be counted as votes and will have no effect on the outcome of the matters voted upon.

        This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about [July 25], 2003.

ITEM 1
AMENDMENT TO ARTICLES OF ASSOCIATION

        Holders of the Company's priority shares have proposed an amendment to the Company's articles of association to allow holders of the Company's ordinary shares C to convert one or more of their ordinary shares C into ordinary shares A on a one-for-one basis (the "proposed amendment"). The purpose of the proposed amendment is to facilitate the delisting of the ordinary shares A from the Euronext Amsterdam Stock Exchange ("Euronext"), as described below, so that the Company will not have any shares listed on a stock exchange or market.

        The shareholders are being asked to approve the amendment and, as an incident thereto, to authorize each member of the Board of Management of the Company, as well as each (deputy) civil law notary of Allen & Overy, advocates and civil law notaries in Amsterdam, to apply for the ministerial statement of no objections on the draft deed of amendment of the articles of association, to amend said draft in such a way as might appear necessary in order to obtain the statement of no objections and to execute the deed of amendment of the articles of association.

        The ordinary shares C were authorized at a meeting of the Company's shareholders held on February 19, 2003. The Company intends to issue 49,000,000,000 ordinary shares C to UGC Europe, Inc. (formerly known as New UPC, Inc.) ("New UPC") upon consummation of the restructuring of the Company's capital structure in accordance with the Restructuring Agreement dated September 30, 2002 among the Company, New UPC, United Global Com, Inc. ("United"), UGC Holdings, Inc., United Bonds, LLC and certain holders of notes issued by the Company, the Company's Second Amended Chapter 11 Plan of Reorganization dated January 7, 2003 and the Company's Plan of Compulsory Composition (Akkoord), each as amended (the "Restructuring").

        The ordinary shares C have the same economic, voting and other rights as the ordinary shares A, except that the ordinary shares A may be issued in either bearer or registered form and the ordinary shares C may only be issued in registered form. As authorized on February 19, 2003, the ordinary shares C are not convertible into any other class of the Company's stock.

        The proposed amendment would modify the terms of the ordinary shares C to allow such shares to be converted into ordinary shares A on a one-for-one basis at any time.

        The Company presently does not intend to list the ordinary shares C on any stock exchange or market. American Depositary Shares representing the Company's ordinary shares A were delisted from the Nasdaq National Market on May 24, 2002. The Company desires to delist the ordinary shares A from Euronext as soon as possible after the consummation of the Restructuring. Euronext has indicated to the Company, however, that it will not approve the delisting of the Company's ordinary shares A unless at least 95% of the shares of that class, or of the shares treated as being part of that class, are held by a single person. The Company believes it can satisfy this requirement by providing that the ordinary shares C may be converted into ordinary shares A, thereby enabling Euronext to treat the ordinary shares A and ordinary shares C as a single class of listed shares. Because the 49,000,000,000 ordinary shares C to be issued to New UPC will constitute more than 95% of the combined class of ordinary shares A and ordinary shares C, the Company believes that, if the proposed amendment is approved, the Company would be able to meet Euronext's requirements for the delisting of the ordinary shares A.

        The proposed amendment will come into force only if the Restructuring is consummated.

        A copy of the proposed amendment is attached as Appendix A. The absolute majority of the votes cast at the Extraordinary Meeting is required to approve the proposed amendment.

        THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF ASSOCIATION, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of all classes of the Company's voting securities as of June 30, 2003, by (1) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of each class at such date; (2) each of the Company's Supervisory Directors; (3) each of the Company's named executive officers; and (4) all of the Company's Supervisory Directors and executive officers as a group. Because Messrs. Cole, Dick, Fries and Ms. Wildes are directors of United, they may be deemed to beneficially own UPC ordinary shares held by United. In each case, they disclaim any beneficial ownership of such shares and this table does not include those shares.

        Holders of the Company's Series 1 Convertible Class A preference shares may convert the preference shares into the Company's ordinary shares A. The conversion rate is based on the liquidation preference of the preference shares on the date of conversion. A holder would receive approximately 3,912 ordinary shares A for each preference share if it was converted on June 30, 2003. For purposes of this table, the Company has assumed that the preference shares may be converted into ordinary shares within 60 days of June 30, 2003. Each preference share is entitled to cast one hundred votes at a general meeting of shareholders and shall vote together with all of the Company's other classes of stock. Such share ownership information includes ordinary shares A that may be acquired within 60 days of June 30, 2003, through either UPC options or phantom options, conversion of outstanding preference shares or exercise of warrants. The Company's phantom options are payable in either cash or ordinary shares A, at the Company's election. Shares issuable within 60 days upon exercise of options, phantom options or warrants and conversion of preference shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of the persons beneficially owning such securities, but have not been deemed to be outstanding for the purposes of computing the percentage ownership or overall voting power of any other person.

	Ordinary Shares A
Beneficial Owner	Number	Percentage of Class(1)
John P. Cole, Jr.	14,575	*
Richard de Lange	—	—
John W. Dick	—	—
Michael T. Fries(2)	9,153	*
Ellen P. Spangler(3)	90,000	*
Tina Wildes(4)	153,000	*
Charles H.R. Bracken(5)	1,031,250	*
Nimrod J. Kovacs(6)	1,212,500	*
Gene Musselman(7)	607,237	*
Shane O'Neill(8)	875,000	*
John F. Riordan(9)	2,010,629	*
Anton M. Tuijten(10)	392,593	*
All directors and executive officers as a group (12 persons)	6,395,937	1.39%
UnitedGlobalCom, Inc.(11)(12)	404,523,065	65.85%
	Series 1 Convertible Class A Preference Shares
Beneficial Owner	Number	Percentage of Class(13)
UnitedGlobalCom, Inc.(12).	12,355	99.64%

*
Less than 1%

(1)
The figures for the percent of shares are based on 443,417,525 ordinary shares A outstanding on June 30, 2003.

(2)
Includes 9,153 ordinary shares A owned by Mr. Fries' spouse.

(3)
Includes currently exercisable options for 45,000 ordinary shares A and phantom options based on 45,000 ordinary shares A, all of which are vested.

(4)
Includes phantom options based on 153,000 ordinary shares A, all of which are vested.

(5)
Includes currently exercisable options for 1,200,000 ordinary shares A, of which options for 168,750 are subject to the Company's repurchase right.

(6)
Includes phantom options based on 600,000 ordinary shares A, all of which are vested, and currently exercisable options for 800,000 ordinary shares A, of which options for 187,500 shares are subject to the Company's repurchase right.

(7)
Includes phantom options based on 112,500 ordinary shares A, all of which are vested, and currently exercisable options for 617,000 ordinary shares A, of which options for 187,500 shares are subject to the Company's repurchase right.

(8)
Includes currently exercisable options for 1,050,000 ordinary shares A, of which options for 175,000 are subject to the Company's repurchase right.

(9)
Includes currently exercisable options for 1,759,375 ordinary shares A, of which options for 487,500 shares are subject to the Company's repurchase right. Also includes 3,660 ordinary shares A owned by Mr. Riordan's spouse.

(10)
Includes currently exercisable options for 436,500 ordinary shares A, of which options for 59,375 are subject to the Company's repurchase right.

(11)
Includes 49,640,760 ordinary shares A issuable upon conversion of preference shares if converted August 29, 2003 and 5,999,083 ordinary shares A issuable upon exercise of warrants, and 113,431,013 ordinary shares A issuable upon conversion of an Exchangeable Loan issued by the Company if converted August 29, 2003.

(12)
The address United is 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, USA.

(13)
The figures for the percent of preference shares are based on 12,400 shares outstanding on June 30, 2003.

        No equity securities in the Company's parent or subsidiaries, including directors' qualifying shares, are owned by any of the Company's executive officers or directors, except as stated below. The following discussion sets forth ownership information as of June 30, 2003 and within 60 days thereof with respect to options.

        The following officers and directors beneficially own common stock, and options to purchase Class A common stock of United: (1) Mr. Fries—14,182 shares of Class A common stock, options for 2,400,000 shares of Class A common stock of which 1,203,481 shares are exercisable; (2) Mr. Cole—139,035 shares of Class A common stock and options for 220,000 shares of Class A common stock of which 160,834 are exercisable; (3) Ms. Spangler—56,526 shares of Class A common stock and options for 1,141,128 shares of Class A common stock of which 722,332 are exercisable; (4) Ms. Wildes—53,683 shares of Class A common stock, 416,956 shares of Class B common stock and options for 749,404 shares of Class A common stock of which 470,777 are exercisable (Ms. Wildes disclaims beneficial ownership to shares held by her spouse and a trust in which she is a beneficiary, which are included in the foregoing numbers); (5) Mr. Riordan—options for 266,720 shares of Class A common stock of which 250,053 are exercisable (does not include shares held by a trust of which Mr. Riordan is a beneficiary); and (6) Mr. Kovacs—76,402 shares of Class A common stock and options for 203,598 shares of Class A common stock and options for 66,402 shares of Class B common stock of which all are exercisable.

        Each share of United Class A common stock has one vote and each share of United Class B common stock has 10 votes. United also has outstanding shares of Class C common stock which has 10 votes per share; however, holders of the Class C common stock are subject to a standstill agreement with United. Each person holds less than 1% of United outstanding common stock and less than 1% of the voting power thereof. Because Mr. Fries and Ms. Wildes are parties to a founders agreement with certain other United shareholders, they may be deemed, together with the other parties thereto, to beneficially own 14,379,097 shares of Class A common stock, which includes options exercisable for shares of Class A common stock and shares of Class B common stock and 8,198,016 shares of Class B common stock of United, which includes options exercisable for shares of Class B common stock. Such shares represent 3.1% of United's voting power.

        The following officers and directors beneficially own options to purchase ordinary shares of chello broadband N.V. as of June 30, 2003: Mr. Riordan-options to purchase 300,000 ordinary shares. Such ownership is less than 1% of chello broadband's outstanding ordinary shares. Also, the following officers and directors beneficially own shares of Priority Telecom N.V. as of June 30, 2003: Mr. Tuijten—20 ordinary shares, which ownership is less than 1% of Priority Telecom's outstanding ordinary shares and Mr. Riordan—533 ordinary shares, which ownership is less than 1% of Priority Telecom's outstanding shares.

INTERESTS OF SUPERVISORY DIRECTORS

        It is contemplated that New UPC will receive 49,000,000,000 ordinary shares C in the Restructuring. Michael T. Fries, John W. Dick, Richard de Lange, Ellen P. Spangler and Tina M. Wildes are currently members of the Company's Supervisory Board and Gene W. Schneider is currently an Advisor to the Company's Supervisory Board; Messrs. Schneider and Fries are currently members of the board of directors of New UPC and it is anticipated that Messrs. Schneider, Fries, Dick and de Lange and Ms. Spangler and Ms. Wildes will be members of the board of directors at New UPC after the consummation of the Restructuring.

SHAREHOLDER PROPOSALS

        Any proposal by a shareholder intended to be presented at the fiscal 2003 annual meeting of shareholders must be received by the Investor Relations of the Company on or before December 23, 2003, to be considered for inclusion in the proxy materials of the Company relating to such meeting.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of this document to you if you call or write the Company at the following address or phone number: Boeing Avenue 53, 1119 PE Schipol Rijk, The Netherlands, phone: 31 20 778 9809, Attention: Investor Relations. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for you household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address and phone number.

INDEPENDENT AUDITORS

        Representatives of Arthur Andersen, the Company's public accountants, are not expected to be present at the extraordinary meeting of shareholders.

BY ORDER OF THE BOARD OF MANAGEMENT

Anton M. Tuijten Board of Management Member and General Counsel

Appendix A

        After Article 4, paragraph 2, a new paragraph 3 will be inserted, reading as follows:

        "3. An ordinary share C may at any time at the request of the holder of such ordinary share C be converted into one ordinary share A. On conversion of one or more ordinary shares C into one or more ordinary shares A, the number of ordinary shares C in the authorised capital as referred to in paragraph 2 shall decrease by the number of ordinary shares C being converted and there shall be a simultaneous increase by the same number of the number of ordinary shares A in the authorised capital as referred to in paragraph 2. A conversion shall become effective after a notification of the conversion has been filed with the Commercial Register."

        At the same time, paragraphs 3 through 5 (old) of Article 4 will be renumbered paragraphs 4 through 6 (new).

UNITED PAN-EUROPE COMMUNICATIONS N.V.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD
OF SUPERVISORY DIRECTORS OF
UNITED PAN-EUROPE COMMUNICATIONS N.V. FOR THE EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON THURSDAY, AUGUST 28, 2003

        The undersigned hereby constitutes and appoints Anton M. Tuijten and Charles H.R. Bracken, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Extraordinary General Meeting of Shareholders of UNITED PAN-EUROPE COMMUNICATIONS N.V. to be held at the Okura Hotel, Ferdinand, Bolstraat 333, Amsterdam, The Netherlands, on Thursday, August 28, 2003 at 11:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of ordinary shares A (or American Depositary Shares representing ordinary shares A) the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY
DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION,
THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW.

(TO BE SIGNED AND CONTINUED ON THE REVERSE SIDE)

SEE REVERSE SIDE

        ☒ Please mark your votes as in this example.

        If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked below as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "FOR" the unmarked issue.

1.
To amend the Company's articles of association.

☐ FOR        ☐ AGAINST         ☐ ABSTAIN

        NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

SIGNATURE(S):	DATE:

        NOTE: Please sign your name to the Voting Instructions exactly as printed above. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full corporate name by a duly authorized officer with full title as such.

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NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 28, 2003
PROXY STATEMENT
ITEM 1 AMENDMENT TO ARTICLES OF ASSOCIATION
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INTERESTS OF SUPERVISORY DIRECTORS
SHAREHOLDER PROPOSALS
HOUSEHOLDING
INDEPENDENT AUDITORS
Appendix A
UNITED PAN-EUROPE COMMUNICATIONS N.V.